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                                                                    EXHIBIT 8.1

                             August 17, 1999


National Golf Properties, Inc.
29561 28th Street
Suite 3001
Santa Monica, California 90405

  Re: National Golf Properties, Inc.
      Federal Income Tax Consequences
      -------------------------------

Ladies and Gentlemen:

  We have acted as tax counsel to National Golf Properties, Inc., a Maryland corporation (the "Company"), in connection with the issuance of up to Two Million Eight Hundred Six Hundred Sixteen (2,800,616) shares of common stock, par value $0.01 per share, pursuant to a registration statement (the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "1933 Act"), filed with the Securities and Exchange Commission (the "Commission") on November 17, 1998 (file number 333-67403), as amended as of the date hereof (including each document incorporated by reference therein, the "Registration Statement").

  You have requested our opinion concerning certain of the federal income tax consequences to the Company and the purchasers of the securities described above in connection with the issuance described above. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, properties and governing documents of the Company and National Golf Operating Properties Limited Partnership (the "Operating Partnership"). We have also been furnished with, and with your consent have relied upon, certain representations made by the Company and the Operating Partnership with respect to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). With respect to matters of Maryland law, we have relied upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Company, dated August 17, 1999.

  In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. For the purposes of our opinion, we have not made an independent investigation, or audit of the facts set forth in the above referenced documents or in the Officer's Certificate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

  We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

  Based on such facts, assumptions and representations, it is our opinion that:

  1. The statements in the Registration Statement set forth under the caption "Material Federal Income Tax Considerations" are, subject to the limitations set forth therein, the material federal income tax considerations relevant to purchasers of the Company's common stock pursuant to the Registration Statement; and
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National Golf Properties, Inc.

August 17, 1999
Page 2

  2. Commencing with the Company's taxable year ending December 31, 1993, the Company has been organized and has operated in conformity with the requirements for qualification as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

  No opinion is expressed as to any matter not discussed herein.

  This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officer's Certificate may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet, through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

  Except as provided below, this opinion is rendered only to you, and is for your use in connection with the issuance of common stock by the Company pursuant to the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent, except that this opinion may be relied upon by the investors who purchase common stock of the Company pursuant to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Material Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ Latham & Watkins